SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     April 29, 2016
REGENCY CENTERS CORPORATION
(Exact name of registrant as specified in its charter)
Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number including area code:                  (904)-598-7000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders
On April 29, 2016, the Company held an annual meeting of its shareholders to vote on the following proposals:
Proposal One – Election of Directors:  The board of directors nominated nine nominees to stand for election at the 2016 meeting and each of the nominees were elected at the meeting. In accordance with the voting results listed below, the nominees were elected to serve until the 2017 annual meeting and until their successors are elected and qualified.

Nominee	Votes For	Votes Withheld
Martin E. Stein, Jr.	82,353,928	7,309,524
Raymond L. Bank	81,806,687	7,856,765
Bryce Blair	71,425,559	18,237,893
C. Ronald Blankenship	88,299,495	1,363,957
J. Dix Druce, Jr.	84,262,634	5,400,818
Mary Lou Fiala	82,445,141	7,218,311
David P. O'Connor	88,931,182	732,270
John C. Schweitzer	81,806,940	7,856,512
Thomas G. Wattles	87,981,297	1,682,155

Broker Non-Votes	1,436,638

Proposal Two –An Advisory Resolution on Executive Compensation for Fiscal Year 2015:  In accordance with the voting results listed below, the Company's executive compensation for fiscal year 2015 has been approved.

For	Against	Abstain	Broker Non-Votes
82,974,864	6,609,905	78,683	1,436,638

Proposal Three – Ratification of Independent Registered Public Accountant:  The board of directors selected the accounting firm of KPMG LLP to serve as the independent registered public accountants for the Company for the current fiscal year ending December 31, 2016. The board of directors directed that the appointment of the independent accountants be submitted for ratification by the shareholders at the annual meeting. The shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accountants for the current fiscal year ending December 31, 2016 in accordance with the voting results listed below.

For	Against	Abstain
90,358,509	735,407	6,174

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)

April 29, 2016                                                                                                              By:            /s/ Barbara C. Johnston________________
                                                                                                                                                                  Barbara C. Johnston, Senior Vice President
                                                                                                                                                                  and General Counsel

4838-